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Exhibit 10(f)



                             BANK SOUTH CORPORATION
                           1993 EQUITY INCENTIVE PLAN


             (Effective January 1, 1993, as amended April 20, 1995)




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                             BANK SOUTH CORPORATION
                           1993 EQUITY INCENTIVE PLAN
             (Effective January 1, 1993, as amended April 20, 1995)


ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

1.1    ESTABLISHMENT OF THE PLAN

Bank South Corporation, a Georgia corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Bank South Corporation 1993 Equity Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Performance Units.

Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of a majority of Shares at the Company's April 15, 1993 annual shareholders' meeting, the Plan shall become effective as of January 1, 1993 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein. Awards may be granted prior to shareholder ratification of the Plan; provided, however, that in the event shareholder approval of the Plan is not obtained, all outstanding Awards shall become null and void.

1.2    PURPOSE OF THE PLAN

The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3    DURATION OF THE PLAN

Subject to approval by the Board of Directors of the Company and ratification by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 11 herein, until all Shares subject to it shall have been
purchased or acquired according to the Plan's provisions.   However, in no
event may an Award be granted under the Plan on or after January 1, 2003.


ARTICLE 2.  DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Performance Units.

(b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(c) "Board" or "Board of Directors" means the Board of Directors of the Company.

(d) "Cause" means: (i) willful or gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company; or (ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law. "Cause" under either (i) or (ii) shall be determined in good faith by the Committee.




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(e)   "Change  in Control" will be deemed to have occurred as of the first day that any one or more of the following conditions has been satisfied:

      (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) within any twelve (12) month period of securities of the Company representing an aggregate of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

      (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

      (iii) consummation of (a) a merger, consolidation or other business combination of the Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty percent (60%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (b) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or




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      (iv)  the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control.

      After the earlier of (i) a Change in Control, (ii) the public announcement of a transaction that, if consummated, would constitute a Change in Control, or (iii) the Board of Directors learning of a proposal for a transaction that, if consummated, would constitute a Change in Control, the Plan may not be amended to restrict the events which constitute a Change in Control for purposes of this Plan. However, if the transaction that would have constituted a Change in Control is subsequently withdrawn or abandoned, the definition may then be amended.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

(h) "Company" means Bank South Corporation, a Georgia corporation, or any successor thereto as provided in Article 14 herein.

(i) "Director" means any individual who is a member of the Board of Directors of the Company.

(j) "Disability" means a permanent and total disability within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(k) "Employee" means any full-time employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor act thereto.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(n) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

(o) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(p) "Insider" shall mean an Employee who is, on the relevant date, an officer or Director of the Company, as defined under Rule 16(a) of the Exchange Act.

(q) "Noninsider" means an Employee who is not, on the relevant date, an Insider.

(r) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

(s)    "Option" means an Incentive Stock Option or a Nonqualified Stock Option.



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(t)    "Option Price" means the price at which a Share may be purchased by a
       Participant pursuant to an Option, as determined by the Committee.

(u) "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

(v)    "Performance Unit" means an Award granted to a Participant pursuant to
       Article 7 herein.

(w) "Retirement" shall mean early or normal retirement under the Bank South Corporation Employees' Retirement Plan and Trust (or its successor retirement plan).

(x)    "Shares" means the shares of common stock of the Company.

(y) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

(z) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly financial information and ending on the twelfth business day following such date.


ARTICLE 3.  ADMINISTRATION

3.1    THE COMMITTEE

The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two
(2) Directors who are not Employees.   The members of the Committee shall be
appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3 under the Exchange Act and
Section 162(m) of the Code, and the rules and regulations thereunder. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Section 162(m) of the Code, and the rules and regulations thereunder.

3.2    AUTHORITY OF THE COMMITTEE

The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 11 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which
may be necessary or advisable for the administration of the Plan.   As
permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3    DECISIONS BINDING

All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.




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ARTICLE 4.  SHARES SUBJECT TO THE PLAN

4.1    NUMBER OF SHARES

Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed two million (2,000,000), and the maximum number of Shares that may be the subject of Options granted to any one individual in any consecutive three-year period is one hundred fifty thousand (150,000) Shares. These two million Shares may be either authorized but unissued or reacquired Shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The payment of a Performance Unit in the form of a Share or Shares shall reduce the Shares available for grant under the Plan at the time of payment.

(d) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 herein).

4.2    LAPSED AWARDS

If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

4.3    ADJUSTMENTS IN AUTHORIZED SHARES

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options granted, and Performance Units paid in Shares, under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.


ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

5.1    ELIGIBILITY

Persons eligible to participate in this Plan include all full-time, active Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.




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5.2    ACTUAL PARTICIPATION

Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.


ARTICLE 6.  STOCK OPTIONS

6.1    GRANT OF OPTIONS

Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the
Committee.   The Committee shall have discretion in determining the number of
Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. The Committee may delegate its duties to the Chief Executive Officer as regards Noninsiders.

6.2    AWARD AGREEMENT

Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall
determine.   The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of Section 422.

6.3    OPTION PRICE

The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4    DURATION OF OPTIONS

Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5    EXERCISE OF OPTIONS

Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6    Payment

Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) through foregone income based on an arrangement with the Company, or (d) by a combination of (a),(b) and/or
(c).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.




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As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7    RESTRICTIONS ON SHARE TRANSFERABILITY

The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8    TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT

(a) Termination by Death. In the event the employment of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%), and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary under Article 8.

(b)    Termination by Disability.   In the event the employment of a
Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%) as of the date the Committee determines the definition of Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

(c)    Termination by Retirement.   In the event the employment of a
Participant is terminated by reason of Retirement, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%), and shall remain exercisable at any time prior to their expiration date.

(d)    Employment Termination Followed by Death.   In the event that a
Participant's employment terminates by reason of Disability or Retirement, and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding Options shall equal the shorter of: (i) one (1) year following death; or (ii) the remaining portion of the exercise period. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary under
Article 8.

(e)    Exercise Limitations on ISOs.   In the case of ISOs, the tax treatment
prescribed under Section 422 of the Code may not be available if the Options are not exercised within the Section 422 prescribed time periods after each of the various types of employment termination.

6.9    TERMINATION OF EMPLOYMENT FOR OTHER REASONS

If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 6.8 (and other than for Cause), all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and, subject to Section 4.2, shall once again become available for grant under the
Plan). Options that are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending 30 days after such date.

If the employment of a Participant is terminated by the Company for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

6.10 ACCELERATED VESTING AND EXTENDED EXERCISABILITY FOLLOWING TERMINATION

Regardless of the provisions regarding the exercisability of Options that are not vested as of the date of employment termination, and the provisions regarding the length of the exercise period following employment termination, as specified in Sections 6.8 and 6.9 above, the Committee (or, in the case of



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Options held by Noninsiders, the Committee or the CEO), may in its or his sole discretion, subject to the limitation of Section 11.2 below, provide for accelerated Option vesting and/or for an extended period of exercisability following termination, upon such terms and provisions as it or he deems appropriate; provided, however, that the period of exercisability shall not extend beyond the period specified in Section 6.4 herein.

6.11 NONTRANSFERABILITY OF OPTIONS

No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or ERISA. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.


ARTICLE 7.  PERFORMANCE UNITS

7.1    GRANT OF PERFORMANCE UNITS

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units to eligible Employees in such amounts as the Committee shall determine. Each Performance Unit shall
represent a dollar amount to be specified by the Committee.   The
determination of the value of a Performance Unit will be made by the Committee.

7.2    NUMBER OF PERFORMANCE UNITS EARNED

The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate number of the Performance Units earned by the Participant. The time period during which the performance goals must be met shall be called a "Performance Period," and also is to be determined by the Committee.

7.3    PAYMENT OF PERFORMANCE UNITS

After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof as determined by the original designation of the value of a Performance Unit, and the extent to which performance goals established by the Committee have been met.

7.4    FORM AND TIMING OF PAYMENT

Payment under Section 7.3 above shall be made in cash, stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

7.5    VOTING RIGHTS AND DIVIDENDS

Participants are not entitled to vote Performance Units that represent Shares, or to receive dividends thereon, until actual receipt of Shares earned by the Participant (if any) after the applicable Performance Period established by the Committee has been completed, or upon earlier satisfaction of any other conditions as specified by the Committee.

7.6    TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT

In the case of Disability or Retirement, the holder of a Performance Unit shall receive prorata payment based on the number of months' service during the Performance Period, but based on the achievement of performance goals during the entire Performance Period. Payment shall be made at the time payments are made to participants who did not terminate service during the Performance Period.

In the case of death, this provision will also apply, except that payment for all performance units held by the Participant for all open Performance Periods shall be based on the performance goals achieved as of the end of the first Performance Period to expire following the Participant's death.




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7.7    TERMINATION OF EMPLOYMENT FOR OTHER REASONS

In the event that a Participant terminates employment with the Company for any reason other than death, Disability, or Retirement, all Performance Units for
Performance Periods that have not yet ended shall be forfeited.   In the case
of a Performance Period that ended prior to termination but for which payout has not yet been made, the Participant will receive the payout as though termination had not yet occurred.

7.8    NONTRANSFERABILITY

Except as provided in this Article 7, the Performance Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until actual receipt of cash or Shares earned by the Participant after the applicable Performance Period established by the Committee has been completed, or upon earlier satisfaction of any other conditions, as specified
by the Committee in its sole discretion.   However, in no event may any
Performance Unit granted under the Plan be paid out in Shares prior to six (6) months following the date of its grant.

At time of grant, the Committee may provide that payment amounts will carry additional performance requirements or requirements for continued employment. All rights with respect to Performance Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.9    PERFORMANCE UNITS QUALIFYING AS "PERFORMANCE-BASED COMPENSATION" UNDER
SECTION 162(M) OF THE CODE.

The Committee may, but shall not be required to, conform Performance Units to
the parameters set forth in this Section 7.9.    To the extent not
inconsistent with this Section 7.9, the other provisions of Article 7 and the Plan shall apply to Performance Units granted hereunder.

The parameters set forth below have been approved by the shareholders of the Company to qualify as "performance-based" compensation under Section 162(m) of the Code. As used herein the term "Covered Employee" shall have the meaning given such term in Section 162(m) of the Code and the rules and regulations thereunder.

The Committee shall within 90 days of the beginning of the applicable Performance Period, or any earlier or later date to the extent required or permitted by Code Section 162(m) without causing the award to fail to qualify as performance-based compensation, select the Participants to receive Performance Units for the Performance Period in question and adopt in writing each of the following: (i) a Target Award for each Participant expressed in terms of a number of units, each worth $1, to be earned at target performance,
(ii) a performance measure based on the Company's compound annual total shareholder return (stock price increase plus dividends) over the Performance Period, (iii) a performance measure based on the percentile ranking of the Company's compound annual total shareholder return as compared to a peer group of similar institutions selected by the Committee for such period, and (iv)
a mathematical matrix combining the two performance measures as a method of determining the percent of the Target Award to be earned by the Participant with respect to the applicable Performance Period, including, in each case, a threshold performance level below which no award will be earned and a maximum
award level.   No Performance Unit award shall be paid to a Participant unless the relevant performance criteria for the Performance Period are met or exceeded.

In no event shall the value of Performance Units paid to a Covered Employee under this Section 7.9 with respect to any one Performance Period exceed $2,000,000. Except as may be permitted under Section 162(m) of the Code or the rules and regulations thereunder, once established, neither the Target Award nor the performance criteria for Performance Units applicable to a Covered Employee pursuant to Section 7.9 of Plan may be amended.




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ARTICLE 8.  BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company or his designee during the Participant's lifetime. In the absence of any such designation, or in the event the designated beneficiary does not survive the Participant, the Participant's beneficiary under this Plan shall be the Participant's beneficiary under the Company's group life insurance program.


ARTICLE 9.  RIGHTS OF EMPLOYEES

9.1    EMPLOYMENT

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company

For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

9.2    PARTICIPATION

No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


ARTICLE 10.  CHANGE IN CONTROL

Upon the occurrence of a Change In Control, unless otherwise specifically prohibited by the terms of Section 11 herein:

(a) Any and all Options granted hereunder shall become immediately exercisable;

(b)    All open Performance Periods for Performance Units shall end, and within 120 days after the occurrence of a Change in Control, the value of Performance Units granted for those Performance Periods (calculated as set forth in the following sentence) will be paid in cash to the
       Participant.   The amount to be paid to the Participant in the event of
       a Change in Control shall be calculated by measuring total shareholder return over the Performance Period in question, using as the ending measure (both as to the Company and the comparison peer group) the average performance results over the 20 trading days prior to the earlier of (i) the announcement of the Change in Control or (ii) the announcement of an agreement in principle, or the signing of a definitive agreement, to enter into a transaction that would, if consummated, constitute a Change in Control (the "Announcement Date"),
       and including all dividends paid through the Announcement Date.   In
       addition, any restrictions on sale of shares received in connection with prior Performance Periods will lapse.




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





ARTICLE 11.  AMENDMENT, MODIFICATION, AND TERMINATION

11.1 AMENDMENT, MODIFICATION, AND TERMINATION

With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto), no such termination, amendment, or modification may:

(a) Materially increase the total number of Shares which may be issued under this Plan, except as provided in Section 4.3 herein; or

(b) Materially modify the eligibility requirements for participation in this Plan; or

(c)    Materially increase the benefits accruing to Insiders under the Plan.

In the event of a Change in Control, the public announcement of a transaction that, if consummated, would constitute a Change in Control, or the Board of Directors learning of a proposal for a transaction that, if consummated, would constitute a Change in Control, termination, amendment or modification of this Plan or an Award, either of which could adversely affect an Award in any material way, shall require the consent of the Participant (or the Participant's Beneficiary in the event of the Participant's death). Such consent shall not be required if the transaction that would have constituted a Change in Control is subsequently withdrawn or abandoned.

11.2 AWARDS PREVIOUSLY GRANTED

No termination, amendment, or modification of the Plan shall, without the written consent ofthe affected Participant, adversely affect in any material way (i) any Option previously granted under the Plan or (ii) any Performance Unit for which the Performance Period applicable to such Performance Unit has ended.

The Committee may, without the consent of the affected Participant, terminate, amend or modify the Plan with respect to any Performance Unit prior to the close of the Performance Period applicable to such Performance Unit. If the Plan is terminated, however, the affected Participant shall receive a prorata payment based on the number of months'service during the Performance Period, but based on the achievement of performance goals as of the date of Plan's termination. Payment shall be made as soon as administratively possible
following the Plan's termination.   If the Plan is amended or modified with
respect to a Performance Unit, such amendment or modification may not, without the consent of the affected Participant, reduce the potential payout under such Performance Unit below that amount which the Participant would have received assuming the Plan was terminated as of the date of the amendment or modification.

In the event of the Participant's death, the Participant's consent, where required, must be given by the Participant's Beneficiary.


ARTICLE 12.  WITHHOLDING

12.1   TAX WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.




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





12.2 SHARE WITHHOLDING

With respect to withholding required upon the exercise of Options, upon the payout of Performance Units in the form of Shares, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could
be imposed on the transaction.   All elections shall be irrevocable, made in
writing, signed by the Participant, and elections by Insiders shall additionally comply with the applicable requirement set forth in (a) or (b) of this Section 12.2.




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





(a)    Stock Options.  The Participant must either:

       (i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date specified by the Participant on which the exercise of the Option is to occur; or

       (ii) Make the stock withholding election in connection with an exercise of an Option that occurs during a Window Period.

(b)    Performance Units.  The Participant must either:

       (i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date on which the taxable event relating to the Award is scheduled to occur; or

       (ii) Make the stock withholding election during a Window Period which occurs prior to the scheduled taxable event relating to the Performance Unit (for this purpose, an election may be made prior to such a Window Period, provided that it becomes effective during a Window Period occurring prior to the applicable taxable event).


Article 13.  INDEMNIFICATION

Each person who is or was a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan unless
arising out of such person's willful or gross misconduct.   Such
indemnification shall include any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 14.  SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


ARTICLE 15.  LEGAL CONSTRUCTION

15.1 GENDER AND NUMBER

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.2 SEVERABILITY

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3 REQUIREMENTS OF LAW

The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" granted pursuant to the Plan to an Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award, and if an equity security is acquired by an Insider pursuant to the exercise or conversion of a derivative security within six (6) months of the grant of the derivative security hereunder, such equity security may not be sold or transferred until the expiration of such six-month period. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

15.4   SECURITIES LAW COMPLIANCE

With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

15.5 FOREIGN EMPLOYEES

To the extent permissible under applicable law, the Company may make grants of Awards to eligible Employees who are employed in locations outside of the United States. The Committee shall have the authority to modify the terms of Awards granted to such Employees in order to ensure compliance with applicable local and national law.

15.6 GOVERNING LAW

To the extent not preempted by Federal law (or foreign law in the case of grants to Employees who are not United States residents), the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.

15.7 REGULATORY COMPLIANCE

It is the intention that any and all provisions of this Plan be consistent and comply with applicable laws or regulations enacted or promulgated before or after the execution or adoption of this Plan, and to the extent that any such provision is inconsistent or in noncompliance with applicable laws or regulations, the provision or portion thereof that is inconsistent or in noncompliance will be deemed void.


        IN WITNESS WHEREOF, Bank South Corporation has caused this document to be executed as of the 20th day of April, 1995.

                                               BANK SOUTH CORPORATION


                                               By: /s/ Ralph E. Hutchins, Jr.
                                                   ---------------------------
ATTEST:

By: /s/ Barry Anderson
    ------------------




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